SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 16, 1996


                          Buckeye Cellulose Corporation


      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

               Delaware                                     62-1518973


Buckeye Cellulose Corporation
1001 Tillman Street
Memphis, TN 38112
901-320-8100



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On September 1, 1996, Buckeye Cellulose Corporation, a Delaware corporation (the Company) acquired all of the issued and outstanding stock of Alpha Cellulose Holdings, Inc., a Delaware corporation (Holdings). The transaction was closed pursuant to the terms of the Stock Purchase Agreement dated April 26, 1996 among the Company, Stonebridge Partners Equity Fund, L.P., Alpha Cellulose Associates I, L.P., Alpha Cellulose Associates II, L.P., Stonebridge Partners Management, L.P., as nominee for P&C Venture Corp. and Dawkes Corporation, John P. Flanagan, Michael M. Brown, Janice S. Valenta, John
F. Manning, Ken L. Wilcox, Albert A. Bounds, Jr., Ralph Bolin, Charles P. Oxendine and James R. Israelson (the Sellers). The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K.
          Holdings' assets consist solely of the capital stock of its wholly owned subsidiary, Alpha Cellulose Corporation, a North Carolina corporation (Alpha), whose primary business is the manufacture and sale of specialty pulp. The consideration paid for the stock of Holdings consisted of $58.7 million in cash and $4.2 million in the Company's common stock. The aggregate purchase price is approximately $70.0 million, including assumed liabilities of approximately $6.1 million and expenses of $1.0 million. The purchase price is based on a preliminary balance sheet and may be adjusted based on a final closing balance sheet.
          The amount of consideration paid by the Company for Holdings was determined as a result of negotiations between the Company and the Sellers. The Company financed the transaction with a portion of the proceeds from the public offering of 9-1/4% Senior Subordinated Notes which closed on July 2, 1996 together with borrowings under its credit facility.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of business acquired.

       Audited Financial Statements of Alpha Cellulose Holdings, Inc. and Subsidiaries
          Auditors Report Dated February 29, 1996 *
          Consolidated Balance Sheet as of December 31, 1995 *
          Consolidated Income Statement for the Year Ended December 31, 1995* Consolidated Statements of Stockholders' Equity *
          Consolidated Statements of Cash Flows *

       Alpha Cellulose Holdings, Inc. and Subsidiaries Financial Statements as of June 30, 1996
          To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that, at this time, the filing of such financial statements is impracticable and undertakes to file such information on a Form 8K/A Amendment to this Report no later than 60 days after September 16, 1996.

(b)  Pro forma financial information.
          To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the Registrant hereby indicates that, at this time, the filing of such financial statements is impracticable and undertakes to file such information on a Form 8K/A Amendment to this Report no later than 60 days after September 16, 1996.

(c)  Exhibits.
          2.1 Stock Purchase Agreement dated April 26, 1996 among the Registrant, Stonebridge Partners Equity Fund, L.P., Alpha Cellulose Associates I, L.P., Alpha Cellulose Associates II, L.P., Stonebridge Partners Management, L.P., as nominee for P&C Venture Corp. and Dawkes Corporation, John P. Flanagan, Michael M. Brown, Janice S. Valenta, John F. Manning, Ken L. Wilcox, Albert A. Bounds, Jr., Ralph Bolin, Charles P. Oxendine and James R. Israelson. *

 *Previously  reported  on  the  Registrant's  Statement  on Form S-3,  File No.
  333-05139 as filed with the Securities and Exchange Commission on June 4, 1996, and is incorporated herein by reference to such registration statement.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Buckeye Cellulose Corporation


By:            /s/ David H. Whitcomb
         Vice President and Comptroller

Date:    September 16, 1996